Exhibit 3.2

AMENDED AND RESTATED BY-LAWS
(As of September 15, 2015)
 OF
AVIS BUDGET GROUP, INC.
(the “Corporation”)

ARTICLE I.
Offices

SECTION 1.  Offices.

The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

The Corporation shall have offices at such other places as the Board of Directors may from time to time determine.

ARTICLE II.
Stockholders

SECTION 1.  Annual Meeting.

The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, within or without the State of Delaware, and hour as shall be determined by the Board of Directors. The day, place and hour of each annual meeting shall be specified in the notice of annual meeting.

The meeting may be adjourned from time to time and place to place until its business is completed.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the meeting by a stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 1. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are owned beneficially or of record by the stockholder, (d) a description of all arrangements or understandings between such stockholder and any other person or persons, (e) any material interest of the stockholder in such business, and (f) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 1 shall be deemed to preclude discussion by any stockholder of any such business.

The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 2.  Special Meeting.

Except as otherwise required by law, special meetings of the stockholders may be called only by the Chairman of the Board, the President, or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

SECTION 3.  Stockholder Action; How Taken.

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

SECTION 4.  Notice of Meeting.

Notice of every meeting of the stockholders shall be given in the manner prescribed by law.

SECTION 5.  Quorum.

Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the holders of not less than one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date or time.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum.

SECTION 6.  Qualification of Voters.

The Board of Directors (hereinafter sometimes referred to as the “Board”) may fix a day and hour not more than sixty nor less than ten days prior to the day of holding any meeting of the stockholders as the time which the stockholders entitled to notice of and to vote at such meeting shall be determined. Only those persons who were holders of record of voting stock at such time shall be entitled to notice of and to vote at such meeting.

SECTION 7.  Procedure.

The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer.

The Board shall appoint two or more Inspectors of Election to serve at every meeting of the stockholders at which Directors are to be elected.

ARTICLE III.
Directors

SECTION 1.  Number, Election and Terms.

The number of Directors shall be fixed from time to time by the Board of Directors but shall not be less than three. From and after the annual meeting of stockholders to be held in 2004, the Directors shall hold office for a term expiring at the annual meeting of stockholders to be held in the year following their election with each member to hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal; provided that the term of any Director appointed prior to the annual meeting of stockholders to be held in 2004 shall be unaffected. At each annual meeting of stockholders, the successors of the Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election.

The term “entire Board” as used in these By-Laws means the total number of Directors which the Corporation would have if there were no vacancies.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 1.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a written notice of such stockholder’s intent to make such nomination or nominations must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of stockholders, not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of such meeting was mailed or such public disclosure of the date of such meeting was made, whichever first occurs; and (b) with respect to an election to be held at a special meeting of stockholders for the election of Directors, not later than the close of business on the tenth (10th) day following the day on which notice of such meeting was mailed or public disclosure of the date of such meeting was made, whichever first occurs.

To be in proper written form, each such notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1. If the presiding officer of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

In order for any incumbent Director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of votes cast in an election that is not a Contested Election (as defined below), and (ii) acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose.

Each Director that has been properly nominated in accordance with the procedures set forth in this Article III, Section 1 shall be elected by the vote of a majority of votes cast with respect to that Director’s election at any meeting for the election of Directors at which a quorum is present, provided that if, as of the date that is fourteen (14) days in advance of the date that the Corporation first files with the Securities and Exchange Commission its definitive proxy statement for the relevant meeting of stockholders (regardless of whether or not thereafter revised, amended or supplemented), the number of nominees for director exceeds the number of Directors to be elected (a “Contested Election”), then the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors (and in such Contested Election stockholders shall not be permitted to vote “against” a nominee). For purposes of this Article III, Section 1, a “majority of votes cast” shall mean that the number of votes cast “for” a Director’s election exceeds the number of votes cast “against” that Director’s election (with “abstentions” and “broker nonvotes” not counted as votes cast either “for” or “against” that Director’s election).

In the event an incumbent Director fails to receive a majority of votes cast in an election that is not a Contested Election, the Corporate Governance Committee of the Board of Directors shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent Director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation (and, if such resignation is rejected, the rationale behind the decision) within ninety (90) days following certification of the election results. The Corporate Governance Committee, in making its recommendation, and the Board of Directors, in making its decision, each may consider any factors and other information that they consider appropriate and relevant. The Director who tenders his or her resignation shall not participate in the recommendation of the Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such Director’s resignation is not accepted by the Board of Directors, such Director shall continue to serve until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.

SECTION 2.  Newly Created Directorships and Vacancies.

Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from the death, resignation, disqualification, or removal of a director shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Directors elected (a) to fill any vacancy resulting from the death, resignation, disqualification or removal of a Director shall hold office for the remainder of the full term of the Director whose death, resignation, disqualification or removal created such vacancy and (b) to fill any vacancy resulting from a newly created directorship shall hold office until the next annual meeting of stockholders, and, in each case, until such Director’s successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

SECTION 3.  Removal.

Any Director may be removed from office, with or without cause, only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

SECTION 4.  Regular Meetings.

Regular meetings of the Board shall be held at such times and places as the Board may from time to time determine.

SECTION 5.  Special Meetings.

Special meetings of the Board may be called at any time, at any place and for any purpose by the Chairman of the Executive Committee, the Chairman of the Board, or by any officer of the Corporation upon the request of a majority of the entire Board.

SECTION 6.  Notice of Meeting.

Notice of regular meetings of the Board need not be given.

Notice of every special meeting of the Board shall be given to each Director at his usual place of business, or at such other address as shall have been furnished by him for the purpose. Such notice shall be given at least twenty-four hours before the meeting by telephone or by being personally delivered, mailed, or telegraphed. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

SECTION 7.  Quorum.

Except as may be otherwise provided by law or in these By-Laws, the presence of a majority of the Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of such quorum shall be deemed the act of the Board.

Less than a quorum may adjourn any meeting of the Board from time to time without notice.

SECTION 8.  Participation In Meetings By Conference Telephone.

Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

SECTION 9.  Powers.

The business, property and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, or by the Certificate of Incorporation, or by these By-Laws, directed or required to be exercised or done by the stockholders.

SECTION 10.  Compensation of Directors.

Directors shall receive such compensation for their services as shall be determined by a majority of the Board provided that Directors who are serving the Corporation as officers or employees and who receive compensation for their services as such officers or employers shall not receive any salary or other compensation for their services as Directors.

ARTICLE IV.
Officers

SECTION 1.  Number.

a)  General. The officers of the Corporation shall be appointed or elected by the Board of Directors. The officers shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Chairmen of the Board, a Chief Financial Officer, a General Counsel, such number of vice presidents as the Board may from time to time determine and a Secretary. The Chairman of the Board or, in his absence or if such office be vacant, the Chief Executive Officer, shall preside at all meetings of the stockholders and of the Board. In the absence of the Chairman of the Board and the Chief Executive Officer, a Vice Chairman of the Board shall preside at all meetings of the stockholders and of the Board. Any person may hold two or more offices, other than the offices of Chairman of the Board and Vice Chairman of the Board, at the same time. Subject to this Section 1, the Chairman of the Board and the Vice Chairmen of the Board shall be chosen from among the members of the Board, but the other officers need not be members of the Board.

b)  Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors and shall be an officer of the Corporation.

c)  Chief Executive Officer. The Chief Executive Officer shall be a member of the Board of Directors and an officer of the Corporation. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall supervise, coordinate and manage the Corporation’s business and activities and supervise, coordinate and manage its operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the Chief Executive Officer of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board or these By-Laws, all in accordance with basic policies as established by and subject to the oversight of the Board. In the absence or disability of the Chairman of the Board, the duties of the Chairman of the Board shall be performed and the Chairman of the Board’s authority may be exercised by the Chief Executive Officer, or, in the absence or disability of the Chief Executive Officer, a Vice Chairman, provided that such person is a member of the Board.

d)  President. The President shall have general day-to-day supervision, direction and control over the administrative functions of the Corporation and the officers, employees and agents relating to such functions as may be prescribed by the Board or the Chief Executive Officer. The President shall perform such other duties and have such other powers as may be prescribed by the Board, the Chief Executive Officer or these By-Laws, all in accordance with the basic policies as established by and subject to the oversight of the Board, the Chairman of the Board and the Chief Executive Officer.

e)  Chief Financial Officer. The Chief Financial Officer shall have responsibility for the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer, the Controller and the Chief Accounting Officer. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board or these By-Laws, all in accordance with basic policies as established by and subject to the oversight of the Board, the Chairman of the Board, the Chief Executive Officer or the President.

f)  General Counsel. The General Counsel shall have responsibility for the legal affairs of the Corporation. The General Counsel shall perform such other duties and have such other powers as may be prescribed by the Board or these By-Laws, all in accordance with basic policies as established by and subject to the oversight of the Board, the Chairman of the Board, the Chief Executive Officer or the President.

g)  Secretary. The Secretary shall act as Secretary of all meetings of the stockholders and of the Board at which the Secretary is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the corporate records and the corporate seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal, is duly authorized, and when so affixed, may attest the same. The Secretary shall have all powers and duties usually incident to the office of Secretary, except as specifically limited by a resolution of the Board, and may delegate such powers and duties to duly appointed or elected Assistant Secretaries. The Secretary shall exercise such other powers and perform such other duties as may be assigned to the Secretary from time to time by the Board, the Chairman of the Board, the Chief Executive Officer, the President or the General Counsel.

SECTION 2.  Additional Officers.

The Board may appoint such other officers, agents and employees as it shall deem appropriate. All references in these By-Laws to a particular officer shall be deemed to refer to the person holding such office regardless of whether such person holds additional offices.

SECTION 3.  Terms of Office.

All officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.

SECTION 4.  Duties.

The officers, agents and employees shall perform the duties and exercise the powers usually incident to the offices or positions held by them respectively, and/or such other duties and powers as may be assigned to them from time to time by the Board of Directors or the Chief Executive Officer.

ARTICLE V.
Committees of the Board of Directors

SECTION 1.  Designation.

The Board of Directors of the Corporation shall have the following committees:

a)  An Executive Committee consisting of not less than three Directors may be elected by a majority vote of the Board to serve until the Board shall otherwise determine. The Executive Committee shall have and may exercise all of the powers of the Board of Directors when the Board is not in session, including the power to authorize the issuance of stock, except that the Executive Committee shall have no power to (i) alter, amend or repeal these By-Laws or any resolution or resolutions of the Board of Directors; (ii) declare any dividend or make any other distribution to the stockholders of the Corporation; (iii) appoint any member of the Executive Committee; or (iv) take any other action which legally may be taken only by the Board. The Chairman of the Board will also serve as Chairman of the Executive Committee. Each resolution of the Executive Committee will require approval by a majority of the members of such Committee.

b)  A Compensation Committee consisting of not less than three Directors may be elected by a majority vote of the Board to serve until the Board shall otherwise determine. The Compensation Committee will have the following powers and authority: (i) determining and fixing the compensation for all senior officers of the Corporation and those of its subsidiaries that the Compensation Committee shall from time to time consider appropriate, as well as all employees of the Corporation and its subsidiaries compensated at a rate in excess of such amount per annum as may be fixed or determined from time to time by the Board; (ii) performing the duties of the committees of the Board provided for in any present or future stock option, incentive compensation or employee benefit plan of the Corporation or, if the Compensation Committee shall so determine, any such plan of any subsidiary; and (iii) reviewing the operations of and policies pertaining to any present or future stock option, incentive compensation or employee benefit plan of the Corporation or any subsidiary that the Compensation Committee shall from time to time consider appropriate. Each resolution of the Compensation Committee will require approval by a majority of the members of such committee. Notwithstanding anything to the contrary contained herein or in any option plan adopted from time to time by the Corporation, neither the Board of Directors nor the Compensation Committee shall have the authority, without prior shareholder approval, to alter the price at which options, once granted, may be exercised, except to the extent any such alteration may be contemplated in such option plan or the applicable stock option agreement in connection with a change of capitalization of the Corporation.

c)  An Audit Committee consisting of not less than three Directors may be elected by a majority vote of the Board to serve until the Board shall otherwise determine. The Audit Committee will have the following powers and authority: (i) employing independent public accountants to audit the books of account, accounting procedures, and financial statements of the Corporation and to perform such other duties from time to time as the Audit Committee may prescribe; (ii) receiving the reports and comments of the Corporation’s internal auditors and of the independent public accountants employed by the Audit Committee and to take such action with respect thereto as may seem appropriate; (iii) requesting the Corporation’s consolidated subsidiaries and affiliated companies to employ independent public accountants to audit their respective books of account, accounting procedures, and financial statements; (iv) requesting the independent public accountants to furnish to the Compensation Committee the certifications required under any present or future stock option, incentive compensation or employee benefit plan of the Corporation; (v) reviewing the adequacy of internal financial controls; (vi) approving the accounting principles employed in financial reporting; (vii) approving the appointment or removal of the Corporation’s general auditor; and (viii) reviewing the accounting principles employed in financial reporting. Each resolution of the Audit Committee will require approval by a majority of the members of such committee. Notwithstanding the foregoing, there will be no changes in the composition of the Audit Committee prior to the date of the adoption of a resolution of the Audit Committee approving its final report concerning accounting issues.

SECTION 2.  Meetings; Notice.

Regular meetings of committees shall be held at such times and places as the Board or the committee in question may from time to time determine. Special meetings of any committee may be called at any time, at any place and for any purpose by the Chairman of such committee, the Chairman of the Board, or by any officer of the Corporation upon the request of a majority of the members of such committee. Notice of regular meetings of the committees need not be given. Notice of every special meeting of any committee shall be given to each member at his usual place of business, or at such other address as shall have been furnished by him for the purpose. Such notice shall be given at least twenty-four hours before the meeting by telephone or by being personally delivered, mailed, or telegraphed. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

SECTION 3.  Committee Members; Board of Director Nominations.

a)  Each member of any committee of the Board shall hold office until such member’s successor is elected and has qualified, unless such member sooner dies, resigns or is removed.

b)  The Board may remove a director from a committee or change the chairmanship of a committee by resolution adopted by a majority of the Board.

c)  The Board may designate one or more Directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee, occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise. Any such designation may be made or amended by the affirmative vote of a majority of the Board.

ARTICLE VI.
Indemnification of Directors, Officers and Employees

SECTION 1.  Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.

Subject to Section 3 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

SECTION 2.  Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.

Subject to Section 3 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3.  Authorization of Indemnification.

Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be. Such determination shall be made (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

SECTION 4.  Good Faith Defined.

For purposes of any determination under Section 3 of this Article VI, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VI, as the case may be.

SECTION 5.  Indemnification by a Court.

Notwithstanding any contrary determination in the specific case under Section 3 of this Article VI, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VI, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

SECTION 6.  Expenses Payable in Advance.

Expenses incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Any disagreement concerning the foregoing expense advancement provisions shall be resolved in a summary proceeding as expeditiously as possible.

SECTION 7.  Nonexclusivity of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation,any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VI shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

SECTION 8.  Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.

SECTION 9.  Certain Definitions.

For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.

SECTION 10.  Survival of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 11.  Limitation on Indemnification.

Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

SECTION 12.  Indemnification of Employees and Agents.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to Directors and officers of the Corporation.

 ARTICLE VII.
Seal

SECTION 1.  The Corporate seal shall bear the name of the Corporation and the words “Corporate Seal, Delaware.”

ARTICLE VIII.
Amendments

SECTION 1.  Amendments of By-Laws.

Subject to the provisions of the Certificate of Incorporation and the provisions of these By-Laws, these By-Laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by the vote of a majority of the shares outstanding and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the provisions of Certificate of Incorporation and the provisions of these By-Laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-Laws, or enact such other by-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.